Exhibit 10.2

Exclusive Purchase Option Agreement

This Exclusive Purchase Option Agreement (this “Agreement”) is entered into as of June 29, 2026 by and among:

Party A: Erhua Medical Technology (Changzhou) Co., Ltd., a limited liability company duly organized and existing under the laws of the People’s Republic of China (“China”), with its registered address at No. 33 Xiangyun Road, Jiangsu Wujin Economic Development Zone, and unified social credit code 91320412MA22J9TA7M;

Party B: Chang Gil LEE, passport/identity document number M76823514;

Party C: Beijing Tongsheng Technology Co., Ltd., a limited liability company duly organized and existing under the laws of China, with its registered address at No. 1078, Building 1, No. A1 Pingfang, Hujialou Beili, Chaoyang District, Beijing (cluster registration), and unified social credit code 91110105MABR6BN869.

Party A, Party B and Party C are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

Whereas

As of the date hereof, Party C has a registered capital of RMB1,000,000, and Party B holds 100% of the equity interests in Party C.

The Parties, through friendly consultation, hereby agree as follows:

1. Purchase and Sale of Equity Interests and Assets

1.1 Grant of Rights

Party B hereby irrevocably grants to Party A an irrevocable and exclusive right (the “Equity Purchase Option”) to purchase, or to designate one or more persons to purchase, all or part of the equity interests held by Party B in Party C, at any time and from time to time, to the extent permitted by PRC laws and regulations, in such manner and at such time as Party A may determine in its sole discretion, for the purchase price set forth in this Agreement. No person other than Party A and its designee(s) shall have any right to purchase or otherwise acquire any equity interest held by Party B in Party C. Party C hereby consents to the grant of the Equity Purchase Option by Party B to Party A.

Party C hereby irrevocably grants to Party A an irrevocable and exclusive right (the “Asset Purchase Option”) to purchase, or to designate one or more persons to purchase, all or part of the assets of Party C, at any time and from time to time, to the extent permitted by PRC laws and regulations, in such manner and at such time as Party A may determine in its sole discretion, for the purchase price set forth in this Agreement. Party B consents to Party C granting such Asset Purchase Option to Party A.

1.2 Exercise of Options

Subject to the terms and conditions of this Agreement and to the extent permitted by PRC laws and regulations, Party A shall have absolute discretion to determine the timing, manner and number of times for exercising the Equity Purchase Option and/or the Asset Purchase Option.

When Party A exercises the Equity Purchase Option, Party A shall issue to Party B a written notice (the “Equity Purchase Notice”) specifying Party A’s decision to exercise the option, the equity interests to be purchased, and the proposed purchase/transfer date.

When Party A exercises the Asset Purchase Option, Party A shall issue to Party C a written notice (the “Asset Purchase Notice”) specifying Party A’s decision to exercise the option, the assets to be purchased, and the proposed delivery/transfer date.

Party A may acquire the purchased equity interests or purchased assets by itself or through one or more designees.

1.3 Purchase Price

Unless an appraisal is required by PRC law at the time of exercise, the purchase price for the purchased equity interests shall be RMB1.00. If the minimum price permitted by PRC law is higher than RMB1.00, the purchase price shall be the lowest price permitted by PRC law. To the extent Party B receives any consideration, distribution, dividend or other economic benefit in excess of RMB1.00 in connection with such equity interests, Party B shall, to the extent permitted by PRC law, pay or cause such excess amount to be paid to Party A or its designee within ten (10) business days after receipt.

Unless PRC law requires otherwise, the purchase price for the purchased assets shall be RMB1.00. If the minimum price permitted by PRC law is higher than RMB1.00, the purchase price shall be the lowest price permitted by PRC law. To the extent Party C receives any consideration in excess of RMB1.00 in connection with such assets, Party C shall, to the extent permitted by PRC law, pay such excess amount to Party A or its designee within ten (10) business days after receipt.

1.4 Transfer Procedures

Upon each exercise of the Equity Purchase Option or the Asset Purchase Option, Party C shall, and Party B shall cause Party C to, timely adopt all shareholder resolutions, executive director decisions and other corporate approvals required for the transfer of the purchased equity interests or purchased assets to Party A and/or its designee.

Party B and Party C shall execute, and shall cause all relevant parties to execute, equity transfer agreements, asset transfer agreements and all other documents necessary or desirable to transfer valid title to the purchased equity interests or purchased assets to Party A and/or its designee, free and clear of any security interest other than any security interest created under the relevant VIE agreements.

2. Covenants

During the term of this Agreement, Party B and Party C covenant that, without Party A’s prior written consent, they shall not amend Party C’s articles of association, increase or decrease Party C’s registered capital, change Party C’s capital structure, sell or otherwise dispose of any equity interests, assets, business or revenue of Party C, create any encumbrance, incur or guarantee indebtedness outside the ordinary course of business, liquidate or dissolve Party C, or enter into any merger, acquisition or material transaction outside the ordinary course of business.

Party B and Party C shall maintain Party C’s existence, operate Party C in the ordinary course and in accordance with sound business practices, preserve Party C’s assets, licenses and goodwill, provide Party A with operational and financial information upon request, purchase insurance as requested by Party A, and promptly notify Party A of any litigation, arbitration, administrative proceeding or other matter that may adversely affect Party C, its equity interests, assets, business or revenue.

Upon Party A’s request, Party C shall immediately and unconditionally transfer the purchased assets to Party A and/or its designee, and Party B shall immediately and unconditionally transfer the equity interests in Party C to Party A and/or its designee and waive any preemptive right or other similar right.

Party B and Party C shall take all actions necessary to give effect to any instruction of Party A regarding the management, operation, governance or corporate approvals of Party C and the transfer of equity interests and/or assets contemplated by this Agreement.

3. Representations and Warranties

Party B and Party C jointly and severally represent and warrant to Party A that they have full legal capacity and authority to execute, deliver and perform this Agreement and any transfer agreement; this Agreement constitutes their legal, valid and binding obligation; and the execution and performance of this Agreement will not violate any applicable PRC law, organizational document, contract, license, approval or permit.

Party B has good and marketable title to the equity interests in Party C, free and clear of any security interest other than the security interest created under the Equity Pledge Agreement. Party C has good and marketable title to its assets, free and clear of any security interest, and has no outstanding debt other than debt incurred in the ordinary course of business or disclosed to and approved by Party A in writing.

There is no pending or threatened litigation, arbitration or administrative proceeding relating to Party C, its equity interests, assets or business. Except for the release or re-registration of equity pledge registrations where required, no third-party consent, governmental approval, registration or filing is required for the execution and performance of this Agreement or the grant or exercise of the options hereunder, except as required by applicable PRC law.

4. Effectiveness and Termination

This Agreement shall become effective upon execution by the Parties and shall remain in effect until all equity interests directly or indirectly held by Party B in Party C have been lawfully transferred to Party A and/or its designee and all assets of Party C have been transferred to Party A and/or its designee in accordance with this Agreement.

This Agreement constitutes the entire agreement among the Parties with respect to the exclusive purchase option and related matters and supersedes all prior negotiations, understandings, memoranda, letters of intent and agreements relating thereto.

Party A may terminate this Agreement at any time by written notice to Party B and Party C without consent from Party B or Party C and without liability. Party B and Party C shall have no right to terminate or rescind this Agreement unless otherwise required by law.

5. Governing Law and Dispute Resolution

The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by PRC law.

Any dispute arising from or in connection with this Agreement shall first be resolved through friendly consultation. If the Parties fail to resolve the dispute within thirty (30) days after any Party requests consultation, any Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration shall be Changzhou. The arbitration language shall be Chinese. The arbitral award shall be final and binding on all Parties.

6. Taxes, Notices, Confidentiality and Miscellaneous

Each Party shall bear all transfer, registration, tax, expense and fee obligations imposed on it under PRC law in connection with the preparation, execution and performance of this Agreement and any transfer agreement.

All notices and other communications under this Agreement shall be delivered by hand, registered mail, commercial courier service or email to the addresses designated by the Parties. A Party may change its notice address by giving written notice to the other Parties.

The Parties shall keep confidential all oral or written information exchanged in connection with this Agreement, except where disclosure is required by law or stock exchange rules, made to professional advisers subject to similar confidentiality obligations, or relates to information lawfully obtained from another source or already public through no fault of the receiving Party. This confidentiality obligation shall survive termination of this Agreement.

Each Party shall promptly execute such documents and take such further actions as may be reasonably necessary or desirable to carry out the provisions and purposes of this Agreement.

If any Party breaches this Agreement and fails to cure such breach within a reasonable period or within ten (10) days after written notice from a non-breaching Party, the non-breaching Party may require specific performance, damages, termination where permitted, and/or other remedies available under this Agreement and applicable law.

Any amendment or supplement to this Agreement shall be made in writing and signed by all Parties. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not be affected, and the Parties shall replace such provision with a valid provision that most closely reflects the original economic intent.

This Agreement is written in English and may be executed in three counterparts, each of which shall have equal legal effect.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Exclusive Purchase Option Agreement as of the date first written above.

Party A: Erhua Medical Technology (Changzhou) Co., Ltd. (Company Chop)

By: ______________________________

Name:

Title: Legal Representative

Party B: Chang Gil LEE

Signature: ______________________________

Party C: Beijing Tongsheng Technology Co., Ltd. (Company Chop)

By: ______________________________

Name:

Title: Legal Representative

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